UNITED STATES

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DuPont de Nemours, Inc.

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SUPPLEMENT TO THE PROXY STATEMENT DATED APRIL 5, 2024

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

DUPONT DE NEMOURS, INC.

TO BE HELD ON MAY 23, 2024

TO OUR STOCKHOLDERS:

On or about April 5, 2024, DuPont de Nemours, Inc. (the “Company”) made available a proxy statement (the “Proxy Statement”) to its stockholders describing the matters to be voted on at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Meeting”). The purpose of this supplement is to advise you of (i) a leadership transition announced on May 22, 2024, (ii) certain updated information relating to certain director nominees, and (iii) certain updates to the “Involuntary Termination or Change in Control Values” table in the Proxy Statement, which we are updating to correct certain administrative errors.

CEO and CFO Succession

On May 22, 2024, the Company announced that, effective as of June 1, 2024, Edward D. Breen will transition from the role of Chief Executive Officer to full-time Executive Chairman of the Company’s board of directors (the “Board”), Lori D. Koch, the Company’s Chief Financial Officer, will succeed Mr. Breen as Chief Executive Officer, and Antonella B. Franzen is appointed Senior Vice President and Chief Financial Officer. Additionally, Ms. Koch is expected to join the Board at its next regularly scheduled meeting in June 2024. Such leadership transition is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Ms. Koch, 49, has served as the Company’s Chief Financial Officer since February 2020. Prior to that, Ms. Koch served as the Company’s Vice President, Investor Relations and Corporate Financial Planning & Analysis since June 2019. Ms. Koch previously served as the Director of Investor Relations of E. I. du Pont de Nemours and Company (“EID”) from July 2016 to May 2019; Global Finance Director of EID’s Performance Materials business from November 2015 to July 2016; and the Global Finance Manager for various EID businesses from April 2008 to November 2015. Additionally, Ms. Koch currently serves as a director of Actylis, a New Mountain Capital LLC portfolio company, and is on the Board of Visitors of the Smeal College of Business at Penn State University.

Ms. Koch does not have a family relationship with any director or executive officer of the Company. There is no arrangement or understanding between Ms. Koch and any other persons pursuant to which Ms. Koch was selected as Chief Executive Officer of the Company. Ms. Koch does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Franzen, 48, has served as the Chief Financial Officer of the Company’s Water & Protection segment since February 2022. Before joining the Company, Ms. Franzen was Vice President, Chief Investor Relations and Communications Officer at Johnson Controls International. Before the merger of Tyco International with Johnson Controls, Ms. Franzen held various roles of increasing responsibility at Tyco, including leading investor relations, corporate finance and external reporting. Ms. Franzen began her career with PwC, providing assurance advisory services to large multinational public companies in the industrial and pharmaceutical sectors. Ms. Franzen has served on the board of JELD-WEN Holding, Inc. since March 2024.

Ms. Franzen does not have a family relationship with any director or executive officer of the Company. There is no arrangement or understanding between Ms. Franzen and any other persons pursuant to which Ms. Franzen was selected as Senior Vice President and Chief Financial Officer of the Company. Ms. Franzen does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the above-described transition has been filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on May 22, 2024.

In connection with her promotion to Chief Executive Officer, the Board approved an increase in Ms. Koch’s annual base salary to $1,200,000 and an increase in her target short-term incentive program award to 150% of her base salary. In addition, the Board approved the grant of equity awards with a target grant date value of $6,000,000 to Ms. Koch under the DuPont de Nemours, Inc. 2020 Equity and Incentive Plan (the “EIP”), of which 40% will be granted in the form of time-based restricted stock units and 60% will be granted in the form of performance-based restricted stock units. The time-based restricted stock units will vest annually over three years and the performance-based restricted stock units will vest at the end of a three-year performance period, subject to satisfaction of the performance criteria, and, in each case, generally subject to continued employment. Further, in connection with the above-described transition, Ms. Koch becomes entitled to participate in the DuPont Senior Executive Severance Plan (the “SESP”) at the level of benefits assigned to the “CEO” pursuant to the terms of the SESP, which is incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed June 3, 2019.

In connection with her promotion to Senior Vice President and Chief Financial Officer, the People and Compensation Committee (the “Committee”) of the Board approved an increase in Ms. Franzen’s annual base salary to $700,000 and an increase in her target short-term incentive program award to 100% of her base salary. In addition, the Board approved the grant of equity awards with a target grant date value of $2,000,000 to Ms. Franzen under the EIP, of which 40% will be granted in the form of time-based restricted stock units and 60% will be granted in the form of performance-based restricted stock units. The time-based restricted stock units will vest annually over three years and the performance-based restricted stock units will vest at the end of the three-year performance period, subject to satisfaction of the performance criteria, and, in each case, generally subject to continued employment. Further, the Committee designated Ms. Franzen as a participant in the SESP.

In connection with the above-described transition, the terms described in Mr. Breen’s letter agreement, dated February 6, 2023, remain unchanged and it is incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 7, 2023.

Updated Biographies of Certain Director Nominees

Effective as of May 6, 2024, Deanna M. Mulligan resigned as a director of The Vanguard Group, Inc. and Trustee of the Vanguard Funds, and effective as of April 23, 2024, Frederick M. Lowery was promoted to Executive Vice President and President, Laboratory Products and BioProduction, of Thermo Fisher Scientific Inc. Accordingly, this supplement updates the biographies of such director nominees on page 28 of the Proxy Statement as follows (deleted text in strikethrough and new text in bold and italics):

Age: 53 Director Since: 2019 Committees: People and Compensation (Chair); Environment, Health, Safety & Sustainability Other Public Boards: None

Frederick M. Lowery

~~Senior Vice President and President, Customer Channels,~~ Executive Vice President and President, Laboratory Products and BioProduction, Thermo Fisher Scientific Inc.

Mr. Lowery has served as ~~Senior Vice President and President, Customer Channels,~~ Executive Vice President and President, Laboratory Products and BioProduction, of Thermo Fisher Scientific Inc. since April 2024 ~~January 2021~~. ~~In January 2022, Mr. Lowery also assumed responsibility for Thermo Fisher’s business in Europe, the Middle East and Africa.~~ Since joining Thermo Fisher in 2005, he has held several senior leadership positions across Thermo Fisher, including previously serving as President, Life Sciences Solutions and Laboratory Products, and Senior Vice President and President, Customer Channels. Prior to his time at Thermo Fisher, Mr. Lowery was with Maytag Corporation from 1999 to 2005 and began his career as an engineer at General Motors Company. Mr. Lowery is a member of the Board of Trustees for Boston Medical Center. He is also on the Board of Trustees for both Tennessee Tech and its Foundation. Mr. Lowery joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

With his engineering and science backgrounds, Mr. Lowery brings science and technology perspective combined with senior management capabilities to the Board. Mr. Lowery has a wealth of global experience and has developed operating teams, launched innovative new products and acquired businesses. Additionally, he brings significant manufacturing and global supply chain knowledge and experience.

Age: 60 Director Since: 2021 Committees: Nomination and Governance; People and Compensation Other Public Boards: None

Deanna M. Mulligan

Chief Executive Officer, Purposeful

Ms. Mulligan has served as Chief Executive Officer of Purposeful, an advisory firm, since January 2021. Previously, Ms. Mulligan served as CEO of The Guardian Life Insurance Company of America, a mutual life insurance company (Guardian), from 2019 to October 2020, as President and Chief Executive Officer of Guardian from 2011 to 2019 and as President and Chief Operating Officer of Guardian beginning in 2010. She also served as a member of Guardian’s Board of Directors from 2011 until her retirement at year-end 2020 and as its Board Chair from October 2020 until her retirement date. Ms. Mulligan joined Guardian in 2008 as the Executive Vice President, Individual Life and Disability. Prior to joining Guardian in 2008, Ms. Mulligan founded DMM Management Solutions LLC where she served as President from 2007 to 2008. Previously, she held several other management positions at McKinsey & Company, AXA Financial, Inc. and New York Life Insurance Company. Ms. Mulligan currently serves as a ~~director of The Vanguard Group, Inc., Trustee of the Vanguard Funds,~~ Trustee of New York Presbyterian Hospital, Director of Chief Executives for Corporate Purpose, and Director of Partnership for New York City. She previously served as a director of ARCH Capital Group from 2013 to 2016. Ms. Mulligan joined the DuPont Board of Directors in April 2021.

Skills and Expertise:

Ms. Mulligan possesses deep executive management and leadership, finance, investment, risk management and corporate governance experience as former Board Chair, Director, Chief Executive Officer and President of Guardian and based on her numerous present and former board positions.

Further, in connection with the above updates to the biography of Frederick M. Lowery, this supplement updates the table of director nominees appearing on pages 3 and 22 of the Proxy Statement as follows (rows for unaffected director nominees omitted) (deleted text in strikethrough and new text in bold and italics):

(As of the date of this Proxy Statement) Name Age Current Position	Independent	Audit Committee	Nomination and Governance Committee	People and Compensation Committee	Environment, Health, Safety & Sustainability Committee	Other Current Public Boards

Frederick M. Lowery ~~Senior Vice President and President, Customer Channels,~~ Executive Vice President and President, Laboratory Products and BioProduction, Thermo Fisher Scientific Inc.	●			CH	●

Updated Involuntary Termination or Change in Control Values

This supplement updates the Involuntary Termination or Change in Control Values disclosure appearing on pages 68-69 of the Proxy Statement (table reflects deleted text in strikethrough and new text in bold and italics), which is updated to correct certain administrative errors.

Involuntary Termination or Change in Control Values

Name	Type of Benefit	Involuntary Termination Without Cause ($)(a)		Change in Control ($)(b)
Edward D. Breen	Severance	—	(c)	—	(c)
	LTI Acceleration(d)	~~8,686,541~~ 15,835,261		~~8,686,541~~ 25,838,161
	Increase in Present Value of Pension	N/A		N/A
	Health & Welfare Benefits	48,258		48,258
	Outplacement & Financial Planning	29,900		29,900
	Tax Reimbursement	N/A		N/A
Lori D. Koch	Severance	3,000,000		3,750,000
	LTI Acceleration	~~2,203,668~~ 3,919,438		~~2,203,668~~ 6,320,116
	Increase in Present Value of Pension	—		—
	Health & Welfare Benefits	32,620		43,494
	Outplacement & Financial Planning	23,071		23,071
	Tax Reimbursement	N/A		N/A
Erik T. Hoover	Severance	2,500,000		3,125,000
	LTI Acceleration	~~1,074,935~~ 1,932,781		~~1,074,935~~ 3,133,274
	Increase in Present Value of Pension	N/A		N/A
	Health & Welfare Benefits	32,620		43,494
	Outplacement & Financial Planning	23,071		23,071
	Tax Reimbursement	N/A		N/A

Jon Kemp	Severance	2,600,000	3,250,000
	LTI Acceleration	~~3,567,145~~ 4,567,927	~~3,567,145~~ 5,968,438
	Increase in Present Value of Pension	—	—
	Health & Welfare Benefits	32,620	43,494
	Outplacement & Financial Planning	23,071	23,071
	Tax Reimbursement	N/A	N/A
Leland Weaver	Severance	2,200,000	2,750,000
	LTI Acceleration	~~1,270,019~~ 2,127,865	~~1,270,019~~ 3,328,358
	Increase in Present Value of Pension	—	—
	Health & Welfare Benefits	16,303	21,737
	Outplacement & Financial Planning	23,071	23,071
	Tax Reimbursement	N/A	N/A
Raj Ratnakar(e)	Severance	2,248,767	N/A
	LTI Acceleration	~~814,850~~ 1,366,667	N/A
	Increase in Present Value of Pension	N/A	N/A
	Health & Welfare Benefits	32,620	N/A
	Outplacement & Financial Planning	23,071	N/A
	Tax Reimbursement	N/A	N/A

(a)	LTI Acceleration assumes PSUs achieved the target level of performance.
(b)

An executive must meet the double trigger requirement of being involuntarily terminated within two years of a change in control in order to receive benefits. LTI Acceleration assumes outstanding LTI awards are not assumed or substituted or, if assumed or substituted, executive’s employment is terminated without cause or executive resigns with good reason, in either case, within two years of a change in control. LTI awards are deemed fully vested and any performance conditions imposed with respect to PSUs are deemed to be achieved at the target level of performance.

(c)

As noted above, Mr. Breen is not entitled to cash severance payments under the SESP (and was not entitled to cash severance payments under the legacy version of the SESP). The $5,000,000 retention payment that was paid to Mr. Breen effective as of December 31, 2023 under his 2020 Agreement is also not reflected in this table because he became entitled to such payment by virtue of his continued employment through that date and accordingly it is reflected in the Summary Compensation Table as an amount earned for 2023. For a description of Mr. Breen’s employment agreements, see “E. Breen Employment Agreement” above.

(d)	Excludes LTI awards granted to Mr. Breen in his capacity as a non-employee director prior to his being named CEO of EID.
(e)	Amounts listed for Mr. Ratnakar are actual values paid upon involuntary termination without cause effective September 30, 2023. The severance includes a pro-rated STIP at target.

This supplement to the Proxy Statement is first being released to stockholders on or about May 22, 2024, and should be read together with the Proxy Statement. Other than the updates noted above, no changes are otherwise being made to the Proxy Statement or the proxy card for the 2024 Meeting, as filed with the Securities and Exchange Commission and previously delivered or otherwise made available to stockholders of record as of March 28, 2024. The information contained in this supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

* * *

As described in the Proxy Statement, the 2024 Meeting will be a virtual meeting and will be held on Thursday, May 23, 2024 at 1:00 p.m., Eastern Time, online at www.virtualshareholdermeeting.com/DD2024.

Your vote is important. Information regarding how to vote your shares is available in the Proxy Statement. If you have not already voted, you are urged to vote by proxy as soon as possible over the Internet as instructed in the Notice of the Annual Meeting of Stockholders or, if you receive paper copies of the proxy materials by mail, you can also vote by following the instructions on your proxy card or other voting instruction form. If you have already voted, you do not need to take any action unless you wish to change your vote.

If you have already voted and would like to revoke your proxy or voting instructions at any time before their use at the 2024 Meeting, you may do so by sending a written revocation, by submitting another proxy or voting form on a later date, or by voting virtually at the 2024 Meeting. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold common stock of the Company.

Only stockholders of record at the close of business on March 28, 2024 or their proxy holders may vote at the 2024 Meeting.

The Proxy Statement, along with the supplemental proxy materials and the Company’s Annual Report for the year ended December 31, 2023, are available at www.proxyvote.com.

Thank you for your continued support and your interest in DuPont de Nemours, Inc.

Peter W. Hennessey
Vice President, Associate General Counsel and Corporate Secretary
May 22, 2024